Exhibit 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT, dated as of October 31, 2019 (this “Agreement”), is entered into by and among STANLEY FURNITURE COMPANY LLC, a Delaware limited liability company (the “Borrower”), STANLEY INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Stanley Intermediate”), STANLEY FURNITURE COMPANY 2.0, LLC, a Virginia limited liability company (“SFC 2.0”), and CHURCHILL DOWNS HOLDINGS LTD., a British Virgin Islands business company (“Holdings” and, together with the Borrower, Stanley Intermediate and SFC 2.0, the “Loan Parties”), and HG HOLDINGS, INC., a Delaware corporation (the “Lender”). Capitalized terms used but not defined herein shall have the meanings ascribed to such term in the Secured Promissory Note (as defined below).

RECITALS

WHEREAS, the Borrower has issued to the Lender that certain Second Amended and Restated Subordinated Secured Promissory Note, dated as of February 7, 2019 in the original principal amount of $3,201,536.81 (as amended, supplemented or otherwise modified from time to time, the “Secured Promissory Note”).

WHEREAS, the Acknowledged Events of Default (as identified on Schedule 1 hereto) have occurred and are continuing.

WHEREAS, the Loan Parties have requested that the Lender agree to forbear from exercising their rights and remedies arising under the Secured Promissory Note and each of the other agreements, instruments and documents executed or delivered by any Loan Party in relation thereto or in connection therewith (collectively, with the Secured Promissory Note, the “Loan Documents”) and applicable law as a result of the Acknowledged Events of Default during the Forbearance Period (as defined below).

WHEREAS, the Lender has agreed to do so, but only pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Estoppel. Each of the Loan Parties hereby acknowledges and agrees that (a) as of October 30, 2019, the outstanding principal balance of the Secured Promissory Note was not less than $3,129,492.75, and (b) all obligations under the Secured Promissory Note and the other Loan Documents, including the Obligations, are immediately due and payable as a result of the Lender’s acceleration of the Obligations. All obligations under the Loan Documents, including the Obligations, constitute valid and subsisting obligations of the Loan Parties to the Lender that are not subject to any credits, offsets, defenses, claims, counterclaims, reductions or adjustments of any kind.

2.     Acknowledgment, Consent, Reaffirmation and Ratification. Each of the Loan Parties hereby: (a) acknowledges and consents to this Agreement and the terms and provisions hereof; (b) reaffirms the covenants and agreements contained in each Loan Document to which such Person is party, including, in each case, as such covenants and agreements may be modified by this Agreement and the transactions contemplated hereby; (c) reaffirms that each of the liens created and granted in or pursuant to the Loan Documents in favor of the Lender is valid and subsisting; (d) acknowledges and agrees that this Agreement shall in no manner impair or otherwise adversely affect such liens, except as explicitly set forth herein; and (e) confirms that each Loan Document to which such Person is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.

3.     Forbearance.

(a)     Subject to the terms and conditions set forth herein, the Lender shall, during the Forbearance Period (as defined below), forbear from exercising any and all of the rights and remedies available to it under the Loan Documents and applicable law, but only to the extent that such rights and remedies arise exclusively as a result of the existence of the Acknowledged Events of Defaults; provided, however, that the Lender shall be free to exercise any or all of its rights and remedies arising on account of the Acknowledged Events of Default at any time upon or after the occurrence of a Forbearance Termination Event (as defined below).

(b)     Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Lender to forbear from exercising any of the rights or remedies available to it under the Loan Documents or applicable law (all of which rights and remedies are hereby expressly reserved by the Lender) upon or after the occurrence of a Forbearance Termination Event. As used herein, a “Forbearance Termination Event” shall mean the occurrence of any of the following: (i) any default or event of default under the Secured Promissory Note or any other Loan Document other than the Acknowledged Events of Default; (ii) the breach by any Loan Party of any obligation or covenant under this Agreement and (iii) February 24, 2020. The period from the Effective Date (as defined below) to (but excluding) the earliest date that a Forbearance Termination Event occurs shall be referred to as the “Forbearance Period”. For the avoidance of doubt, during the Forbearance Period, the only payment due under the Note, other than the Forbearance Period Payments, is the interest payment due on December 31, 2019, which may be paid at the non-default rate, without waiver of the right to charge default rate interest after the occurrence of a Forbearance Termination Event.

4.     Forbearance Period Payments. In addition to, and not in lieu of, the payments required under the Loan Documents, the Borrower shall make the following payments to the Lender during the Forbearance Period (each, a “Forbearance Period Payment”), which shall be applied to the outstanding principal balance of the Secured Promissory Note:

(a)     On the Effective Date, $220,000 (the “Effective Date Payment”);

(b)     On or before the thirtieth (30th) day following the Effective Date, $200,000;

(c)     On or before the sixtieth (60th) day following the Effective Date, $150,000; and

(d)     On or before the ninetieth (90th) day following the Effective Date, $130,000.

5.     Minimum Collateral Value.

(a)     Covenant. During the Forbearance Period, the Borrower shall maintain a Minimum Collateral Value (as defined below) of not less than $2,000,000 (the “Required MCV”) as of the end of each calendar week. As used herein “Minimum Collateral Value” means an amount equal to the sum of: (a) accounts receivable of the Borrower that are less than ninety (90) days old; and (b) the cost value of domestic inventory of the Borrower, minus the value of (i) inventory in transit, (ii) inventory outside of the United States, (iii) showroom and sample inventory, (iv) inventory reserves in accordance with generally accepted accounting principles and (v) the cost value of any inventory over twelve months old; and (c) cash on hand.

(b)     Cure Right. Notwithstanding Section 5(a) hereof, in the event Minimum Collateral Value falls below the Required MCV as of the end of any calendar week, Borrower shall have the right to cure such Forbearance Termination Event by paying to the Lender an amount equal to the difference between the Required MCV and the Minimum Collateral Value for such calendar week (such payment, a “Cure Payment”). Cure Payments shall be made within 7 calendar days of the date of delivery to the Lender of the Minimum Collateral Value Report reflecting the Minimum Collateral Value for such calendar week and shall be applied to the outstanding principal balance of the Secured Promissory Note; provided that, if within such 7 day calendar period, inventory from the Borrower’s Vietnam affiliate, which was excluded from such Minimum Collateral Value Report because it was in transit, is physically received at Borrower’s United States warehouse then such amounts shall be credited against the shortfall for purposes of calculating the appropriate cure.

6.     Minimum Collateral Value Reports. Each Friday, commencing with the first Friday following the Effective Date, the Borrower shall deliver to Lender a report, in the form previously agreed, detailing the Minimum Collateral Value of the Borrower as of the end of the preceding calendar week’s end, certified by a responsible officer of the Borrower as true and correct (each such report, a “Minimum Collateral Value Report”). Each of the Loan Parties hereby agrees to grant Lender, upon reasonable notice, access to their inventory and reporting systems in order to verify the Minimum Collateral Value Reports.

7.     Discounted Payoff. So long as the Forbearance Period is not then terminated, the Lender agrees to accept, in full satisfaction of all Obligations (other than contingent indemnification obligations in respect of which no claim has been asserted):

(a)     on or before the ninetieth (90th) day following the Effective Date, an amount equal to: (i) $2,230,000, less (ii) the sum of all Forbearance Period Payments and Cure Payments made through the date of such payoff transaction; and

(b)     after the ninetieth (90th) day following the Effective Date, an amount equal to: (i) $2,530,000, less (ii) the sum of all Forbearance Period Payments and Cure Payments made through the date of such payoff transaction.

8.     Stone & Leigh Collections. Promptly, and in any event within three (3) Business Days of any Loan Party’s receipt thereof, the Loan Parties shall pay to Stone & Leigh LLC (“Stone & Leigh”) all Stone & Leigh collections.

9.     Fees and Expenses. Without modifying the obligations of the Borrower under the Note, each party shall pay its own fees and expenses associated with the specific transactions contemplated hereby.

10.     Conditions Precedent. This Agreement shall be effective on the date (the “Effective Date”) that each of the following conditions have been satisfied or waived by the Lender, in each case as determined by the Lender in its sole discretion:

(a)     The Lender shall have received counterparts of this Agreement duly executed by each of the Loan Parties and the Lender.

(b)     The Lender shall have received the Effective Date Payment.

(c)     The Lender shall have received evidence, satisfactory to the Lender in its sole discretion, that the Loan Parties have paid to Stone & Leigh an amount equal to all Stone & Leigh collections that have not been remitted by the Loan Parties to Stone & Leigh through the Effective Date.

(d)     The Lender shall have received certificates of resolutions or other action, incumbency certificates and/or other certificates of a responsible officer for each Loan Party evidencing the identity, authority and capacity of each responsible officer thereof authorized to act as a responsible officer in connection with this Agreement and the transactions contemplated hereby.

11.     Representations and Warranties of the Loan Parties. Each Loan Party represents to the Lender as follows:

(a)     The Acknowledged Events of Default have occurred and are continuing, and the Obligations under the Secured Promissory Note were properly accelerated by the Lender.

(b)     After giving effect to this Agreement, no default or event of default exists under any Loan Document other than the Acknowledged Events of Default.

(c)     After giving effect to this Agreement, the representations and warranties of each Loan Party set forth in the Loan Documents (other than those representations and warranties that solely relate the existence of defaults or events of default, but only to the extent such defaults or events of default are the Acknowledged Events of Default) are true, correct and complete on and as of the Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date.

(d)     Each Loan Party has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement.

(e)     This Agreement and the other Loan Documents have been duly authorized, executed and delivered by each Loan Party and constitute legal, valid and binding obligations of the Loan Parties, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(f)     No material consent or approval of, registration or filing with, or any other action by, any governmental authority is required in connection with the execution, delivery or performance by any Loan Party of this Agreement.

(g)     The execution and delivery by such Loan Party of this Agreement does not violate any applicable law, policy or regulation or the organizational documents of such Loan Party or any order of any governmental authority such as to cause a material adverse effect with respect to such Loan Party.

12.     Release. In consideration of the agreements of the Lender set forth in this Agreement, each of the Loan Parties hereby release and forever discharge the Lender, Stone & Leigh and each of the Lender’s and Stone & Leigh’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Releasee Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Loan Parties ever had or claimed to have had, now has or claims to have or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against any member of the Releasee Group, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Each of the Loan Parties represents, warrants, acknowledges and confirms that, as of the date hereof, such Person has no knowledge of any action, cause of action, claim, demand, damage or liability of whatever kind or nature, in law or in equity, against any member of the Releasee Group arising from any action by any such Person, or failure of any such Person to act, under or in connection with any of the Loan Documents.

13.     Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Documents or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein. The breach of any provision or representation under this Agreement shall constitute an immediate Event of Default under the Secured Promissory Note, and this Agreement shall constitute a Loan Document.

14.     No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns, and the obligations hereof shall be binding upon the Loan Parties. No other Person (other than any member of the Releasee Group with respect to the provisions of Section 12 hereof, which Persons are intended to be third party beneficiaries of this Agreement) shall have or be entitled to assert rights or benefits under this Agreement.

15.     Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

16.     Counterparts/Telecopy. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy or other secure electronic format (.pdf) shall be effective as an original.

17.     Governing Law. The provisions of Section 9(j) of the Secured Promissory Note are hereby incorporated by reference mutatis mutandis.

18.     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19.     Savings Clause. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed as of the date first above written.

BORROWER:	STANLEY FURNITURE COMPANY LLC,
a Delaware limited liability company By:/s/ Richard Ledger Name: Richard Ledger Title: Chief Executive Officer

GUARANTORS:	STANLEY INTERMEDIATE HOLDINGS LLC,
a Delaware limited liability company By:/s/ Richard Ledger Name: Richard Ledger Title: Chief Executive Officer

STANLEY FURNITURE COMPANY 2.0, LLC, a Virginia limited liability company By:/s/ Richard Ledger Name: Richard Ledger Title: Chief Executive Officer

CHURCHILL DOWNS HOLDINGS LTD., a British Virgin Islands business company By:/s/ Bernhard Weber Name: Bernhard Weber Title: Director, on behalf of Dextra Partners PTE. LTD.

Signature Page

Stanley Furniture Forbearance

LENDER:	HG HOLDINGS, INC.,
a Delaware corporation

By: /s/ Steven A. Hale II Name: Steven A. Hale II Title: Chairman & CEO

Signature Page

Stanley Furniture Forbearance

SCHEDULE 1

Acknowledged Events of Default

The “Acknowledged Events of Default” means, collectively, the Events of Default (i) identified in those certain letters that the Lender sent to the Borrower on August 21, 2019 and August 30, 2019; and (ii) arising from the Borrower’s failure to pay all Obligations under the Secured Promissory Note immediately upon the Lender’s acceleration of the Secured Promissory Note on August 30, 2019.